Exhibit 107

Calculation Of Filing Fee Table

Form F-1

(Form Type)

Click Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)		Fee Rate	Amount Of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value US$0.0001 per share	457(o)	–	–	$8,280,000	(2)	$0.0001531	$1,267.67
Fees Previously Paid	–	–	–	–	–	–		–	–
	Total Offering Amounts								$1,267.67
	Total Fee Offsets								$0.00
	Net Fee Due Total								$1,267.67

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416 under the Securities Act, we are also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.